Exhibit 99.1

Flowserve Announces Preliminary Fourth Quarter 2022 Results and Initiates 2023 Guidance

  Flowserve expects fourth quarter 2022 bookings of $1.1 billion, revenues of approximately $1.0 billion and Adjusted EPS[1] of 59 to 63 cents
  Initiates 2023 guidance metrics, excluding contribution from Velan acquisition which was announced separately today
  Expects 2023 revenue growth of 9% to 11% and Reported and Adjusted EPS[1] of $1.40 to $1.65 and $1.50 to $1.75, respectively
  Company to host Fourth Quarter and Full Year 2022 earnings call on February 22, 2023

DALLAS--(BUSINESS WIRE)--February 10, 2023--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced preliminary fourth quarter 2022 financial results and initiated its 2023 guidance metrics. The company expects to report its full results for the fourth quarter and full year of 2022 the afternoon of Tuesday, February 21, 2023.

2022 Fourth Quarter Preliminary Preview

Based on its preliminary review, Flowserve anticipates fourth quarter 2022 revenues of approximately $1 billion, representing an increase of approximately 13 percent compared to the prior year. With solid margin performance, fourth quarter 2022 Reported and Adjusted operating income is anticipated between $100 to $110 million, producing operating margins above 10 percent. Including a discrete tax benefit, Reported EPS is anticipated at $0.88 to $0.92 per share, and Adjusted EPS[1] is expected to range from $0.59 to $0.63 per share, also benefitting from a low double-digit Adjusted tax rate and calculated using approximately 131.6 million fully diluted shares.

Bookings for the 2022 fourth quarter are expected at $1.1 billion, or an increase of 14 percent year-over-year. Including this expected fourth quarter level, bookings for the full year 2022 would be $4.4 billion. With anticipated full year 2022 revenues of approximately $3.6 billion, last year’s book-to-bill would equal 1.2 times. As a result, total backlog at December 31, 2022 is expected at approximately $2.7 billion, which would represent an increase of over 30 percent as compared to year end 2021.

“Our preliminary fourth quarter results create the foundation for the solid revenue and earnings growth that we anticipate in 2023, and we are well-positioned to convert on our strong backlog with our improved operational performance,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “We delivered another quarter of robust bookings, driven by our successful implementation of our 3D growth strategy, which will be further enhanced with the expected complementary acquisition of Velan later this year.”

Flowserve also ended the year with approximately $435 million of cash and cash equivalents, an increase of approximately $80 million compared to the company’s balance at September 30, 2022. There were no borrowings under its revolving credit facility at year end.

2023 Guidance

Flowserve today also provided its stand-alone Reported and Adjusted EPS guidance for 2023, as well as certain other financial metrics, as shown in the table below.

2023 Target Range
Revenue Growth	Up 9.0% to 11.0%
Reported Earnings Per Share	$1.40 to $1.65
Adjusted Earnings Per Share[1]	$1.50 to $1.75
Net Interest Expense	$55 to $60 million
Adjusted Tax Rate	18% to 20%
Capital Expenditures	$75 to $85 million

This outlook excludes any contribution from the expected acquisition of Velan Inc., which was announced separately today. Additionally, Flowserve’s 2023 Adjusted EPS target range also excludes expected adjusted items including expected realignment charges of approximately $20 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items which may arise during the course of the year.

Amy Schwetz, Flowserve’s Senior Vice President and Chief Financial Officer said, “With a beginning backlog up over 30 percent year-over-year and continued end market strength, we are confident in our ability to deliver strong revenue growth in 2023. Furthermore, our improved operational cadence, effective pricing actions and ongoing cost reduction efforts are expected to drive year-over-year Adjusted margin improvement and Adjusted EPS growth.”

Fourth Quarter 2022 Results and Conference Call

Flowserve plans to release its results for the fourth quarter and full year of 2022 after the close of the New York Stock Exchange (NYSE) on Tuesday, February 21, 2023. The following day, the company plans to host its conference call with the financial community on Wednesday, February 22nd at 11:00 AM Eastern. Scott Rowe, President and Chief Executive Officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

Flowserve Acquisition of Velan, Inc.

In a separately issued press release, Flowserve also announced today that it has entered into an agreement to acquire Velan Inc., a publicly-listed leading manufacturer of industrial valves headquartered in Montreal. The transaction is expected to close in the second quarter of 2023. The Velan acquisition press release is available at www.flowserve.com under the “Investor Relations” section.

1 Adjusted EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and approximately 131.6 million fully diluted shares.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

Contacts

Flowserve Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (214) 697-8568